SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2003

PLANVISTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-13772	13-3787901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4010 BOY SCOUT BOULEVARD, TAMPA, FLORIDA		33607
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 353-2300

(Former Name or Former Address, if Changed Since Last Report)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

Plan Vista Corporation has been advised by the Company’s senior lenders that a private equity firm has agreed to purchase substantially all the shares of the Company’s convertible preferred stock held by the senior lenders and half of the outstanding debt to the senior lenders for an aggregate of approximately $22.0 million. The transaction is believed to be subject to due diligence and other closing conditions. PlanVista Corporation has not yet been provided a copy of the applicable agreements. The Company has issued a press release regarding this arrangement.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

The following exhibit is included with this Report:

Exhibit 99.1     Press Release, dated January 29, 2003 re: private equity firm’s agreement to purchase half of the Company’s debt and substantially all outstanding shares of convertible preferred stock from the Company’s senior lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANVISTA CORPORATION

Date: February 6, 2003	By:	/s/ Phillip S. Dingle
Phillip S. Dingle,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release, dated January 29, 2003.